NORTHROP GRUMMAN CORPORATION
EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 033-59815, 033-59853, 333-68003, 333-67266, 333-61936, 333-100179, 333-107734, 333-121104, 333-125120 and 333-127317 on Form S-8; Registration Statement No. 333-152596 on Form S-3; and Registration Statement Nos. 333-40862-01 and 333-83672 on Form S-4 of our reports dated February 10, 2009 (April 21, 2009 as to the reclassification of segment information as described in notes 1, 7 and 11), relating to the financial statements and financial statement schedule (which report expresses an unqualified opinion and includes an explanatory paragraph regarding Northrop Grumman Corporation’s adoption of new accounting standards) of Northrop Grumman Corporation and the effectiveness of Northrop Grumman Corporation’s internal control over financial reporting, appearing in this Current Report on Form 8-K of Northrop Grumman Corporation dated April 22, 2009.
/s/ Deloitte & Touche LLP
Los Angeles, California
April 21, 2009